UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): May 9, 2019

NUZEE, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization	000-55157 (Commission File #)	38-3849791 (IRS Employer Identification No.)

2865 Scott Street, Suite 107, Vista, California 92081 (Address of principal executive offices)

(760) 295-2408 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2019, we entered into a Multi-Tenant Industrial Triple Net Lease (the "Lease") with Icon Owner Pool I Texas LLC (the “Landlord”) for an approximately 16,603 square foot premises in a building located in Plano, Texas. The term of the Lease is 61 months, beginning June 1, 2019 and ending June 30, 2024, although we are permitted access to the premises during May 2019. We have an option to extend the Lease for an additional 60 months at then-prevailing market rate, subject to us reaching an agreement with the Landlord as to that rate.

The rent for the first month of the term has been abated. The base rent for the remainder of the term is as follows:

Twelve Months beginning:	Rent
July 1, 2019	$9,615.90 per month
July 1, 2020	$9,904.38 per month
July 1, 2021	$10,201.51 per month
July 1, 2022	$10,507.56 per month
July 1, 2023	$10,822.78 per month

In addition to the base rent, we are obligated to pay our portion of operating expenses, insurance and property taxes. The Landlord has provided us with an initial estimate of $3,348.27 per month for those expenses.

We plan to create a new single serve pour over co-packing hub at the Plano facility to support the growth of our pour over co-packing services. We believe that the Plano facility provides several strategic advantages, including more favorable logistics given its central US location, lower cost structure, and ultimately greater economies of scale as production ramps up. At peak production, the Company plans to employ over 30 people at the Plano facility. The Plano facility must achieve Level 2 Safe Quality Food (SQF) Certification from the Safe Quality Food Institute (SQFI) before it can commence co-packing activity. We will prepare the Plano facility for the necessary food safety auditing process conducted by SQFI and expects to be fully operational with the appropriate certifications by the end of 2019.

The foregoing description of the Lease is a summary of, and does not purport to be a complete statement of, the Lease or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Lease.

Item 8.01 Other Events.

We have also added more than 3,200 square feet of production capacity at our headquarters in Vista, California, expanding this facility to 6,751 square feet. We will add two new co-packing machines, upgrade process automation, and expand warehouse space at our Vista facility. These enhancements are expected to allow for an approximate 50% growth in production capacity and will be able to meet expected Drip Cup production demand until the Plano facility is operational. The expansion and associated infrastructure implementation should be completed over the next few months.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release re Facilities Expansion dated May 14, 2019

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this current report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this current report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including our ability to timely obtain safety certification for our new facility, our ability to timely implement production at the new facility and increase production at the existing facility, the continued growth of our pour over co-packing business and those risk factors set forth in our most recent Annual Report on Form10-K. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: May 14, 2019By: /s/ Shanoop Kothari

Shanoop Kothari, CFO